UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 1, 2017

RAND CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Rand Building, Buffalo, NY 14203

(Address of principal executive offices)

(716) 853-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 1, 2017, Rand Capital Corporation (the “Company”) entered into a Change in Control Agreement (the “Agreement”) with each of Allen F. Grum, the Company’s President and Chief Executive Officer, and Daniel P. Penberthy, the Company’s Executive Vice President and Chief Financial Officer (each an “Executive”). The Agreement provides the Executive with the right to receive payments in the event that (i) such Executive’s employment is terminated without cause (as defined in the Agreement) (other than for death or disability (as defined in the Agreement)) in connection with, or within eighteen months after, a change in control of the Company or (ii) such Executive terminates his employment in connection with, or within eighteen months after, a change in control for good reason (as defined in the Agreement).

As defined in more detail in the Agreement, a “change in control” means the occurrence of any of the following events: (1) any person or entity becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the total voting power of the Company’s outstanding securities; (2) a merger or consolidation of the Company, other than that results in the outstanding voting securities of the Company prior to such merger or consolidation representing at least 50% of the total voting power after such merger or consolidation; (3) the sale or disposition by the Company of all or substantially all of the Company’s assets or (4) a change in the composition of the Board of Directors of the Company that results in fewer than a majority of the directors being incumbent directors (as defined in the Agreement).

Upon the occurrence of such events, the Agreement provides for a lump sum payment to the Executive in an amount equal to (i) one (1.0) times such Executive’s annual base salary then in effect plus (ii) the average of the annual incentive bonuses and profit sharing payments earned by such Executive for the last five fiscal years ended prior to such Executive’s employment termination date. However, the amount of the payment to any Executive cannot exceed (and will otherwise be reduced in order not to exceed) 1.5% of the total equity capitalization of the Company implied by the Change in Control event. Prior to receipt of such payment, the Agreement requires the Executive to execute a general release agreement, which includes a general release of claims against the Company by the Executive and an agreement by the Executive to comply with ongoing confidentiality and non-disparagement obligations.

The term of each Agreement continues in effect until December 31, 2019, with subsequent automatic extensions of the term for one additional year, unless, not later than nine months prior to the conclusion of any term, the Company or the Executive provides notice to the other not to extend the term.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreements with each of Allen F. Grum and Daniel P. Penberthy, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Change in Control Agreement, dated as of March 1, 2017, by and between Rand Capital Corporation and Allen F. Grum

10.2	Change in Control Agreement, dated as of March 1, 2017, by and between Rand Capital Corporation and Daniel P. Penberthy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: March 2, 2017

	By:	/s/ Allen F. Grum
Name: Allen F. Grum
Title: President and Chief Executive Officer